UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2017

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2017, at the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Chesapeake Energy Corporation (the “Company”), shareholders of the Company approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock of the Company to 2,000,000,000 (the “Amendment”). The Company filed the Amendment on May 19, 2017 with the Secretary of State of the State of Oklahoma. The Amendment became effective upon filing. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s shareholders voted on five proposals at the Annual Meeting that are described in detail in the Company’s definitive proxy statement (as filed with the Securities and Exchange Commission on April 7, 2017). The final voting results are disclosed below.

1.
Election of Directors. Shareholders elected each of the individuals listed below to serve as a director of the Company until the next annual meeting of shareholders and until his or her successors are duly elected and qualified, with each director nominee receiving a greater number of votes cast “for” his or her election than votes cast “against” his or her election.

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Gloria R. Boyland	426,300,172	8,275,917	4,805,911	264,503,477
Luke R. Corbett	413,038,189	21,600,693	4,743,118	264,503,477
Archie W. Dunham	421,781,161	13,516,231	4,084,608	264,503,477
Robert D. ("Doug") Lawler	426,520,620	8,694,416	4,166,964	264,503,477
R. Brad Martin	421,529,489	13,227,761	4,624,750	264,503,477
Merrill A. ("Pete") Miller	398,432,892	36,269,902	4,679,206	264,503,477
Thomas L. Ryan	403,602,156	31,022,123	4,757,721	264,503,477

2.
Amendment to the Certificate of Incorporation to Increase Authorized Common Stock. Shareholders approved the amendment to the Company’s Certificate of Incorporation to increase the authorized common stock of the Company, with the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote, voting in person or by proxy.

Votes For	Votes Against	Abstentions	Broker Non-Votes
613,799,192	75,009,287	15,076,998	0

3.
Advisory Vote to Approve Named Executive Officer Compensation. Shareholders approved the advisory resolution to approve the executive compensation of the Company’s named executive officers, with the affirmative vote of a plurality of the votes cast, in person or by proxy.

Votes For	Votes Against	Abstentions	Broker Non-Votes
247,005,612	187,404,551	4,971,837	264,503,477

4.
Advisory Vote on Frequency of Advisory Votes on Named Executive Officer Compensation. Shareholders approved the advisory proposal to hold advisory votes on named executive officer compensation every year, with “One Year” having received the affirmative vote of a plurality of the votes cast, in person or by proxy.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
425,890,198	3,550,463	4,881,849	5,059,490	264,503,477

In accordance with the results of this advisory vote, the Company has determined that it will hold an advisory vote to approve executive officer compensation every year, until the next required advisory vote on the frequency of future advisory votes to approve executive officer compensation.

5.
Ratification of Appointment of Independent Registered Public Accounting Firm. Shareholders approved the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, with the affirmative vote of a plurality of the votes cast, in person or by proxy.

Votes For	Votes Against	Abstentions	Broker Non-Votes
674,212,216	22,794,638	6,878,623	0

Item 9.01 Financial Statements and Exhibits.

(d)	Chesapeake Energy Corporation Amendment to Certificate of Incorporation, dated May 19, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ James R. Webb
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date: May 19, 2017

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Chesapeake Energy Corporation Amendment to Certificate of Incorporation, dated May 19, 2017